LIMITED POWER OF ATTORNEY FOR EXECUTION OF

SECURITIES AND EXCHANGE COMMISSION DOCUMENTS

MARC B. NATHANSON, Principal, to Michael K. Menerey, Agent:

TO PERSON EXECUTING THSI DOCUMENTS:

THIS IS AN IMPORTANT LEGAL DOCUMENT.  IT CREATES A LIMITED

POWER OF ATTORNEY.  BEFORE EXECUTING THIS DOCUMENT, YOU

SHOULD KNOW THESE IMPORTANT FACTS:

1.  THIS DOCUMENT MAY PROVIDE THE PERSON YOU DESIGNATE AS

YOUR ATTORNEY-IN-FACT WITH BROAD POWERS TO EXECUTE ON YOUR

BEHALF ANY AND ALL DOCUMENTS YOU ARE REQUIRED TO SIGN IN

YOUR INVIDIUAL CAPACITY AND DELIVER TO THE SECURITIES AND

EXCHANGE COMMISSION ("SEC").

2.  THESE POWERS WILL EXIST FOR AN INDEFINITE PERIOD OF TIME

UNLESS YOU LIMIT THEIR DURATION IN THIS DOCUMENT.

3.  THIS POWER OF ATTORNEY WILL CONTINUE TO BE EFFECTIVE

EVEN THOUGH THE PRINCIPAL BECOMES INCAPACITATED.

4.  YOU HAVE THE RIGHT TO REVOKE OR TERMINATE THIS LIMITED

POWER OF ATTORNEY AT ANY TIME.

TO WHOM IT MAY CONCERN:

1. MARC B. NATHANSON (the "Principal"), presently a resident of Los Angeles County, California, appoints MICHAEL K. MENERY

(the "Agent"), presently a resident of Los Angeles County,

California, as the true and lawful attorney-in-fact for the

Principal's name, place, and stead, to take whatever actions the Agent considers proper in connection with the completion,

execution, and delivery to the SEC of documents the Principal is required to sign in his individual capacity and file with or deliver to the SEC.

2. Without limiting the generality of the foregoing, generally to do, execute, and perform any other act, deed, matter, or thing,

that in the Agent's opinion ought to be done, executed, or per-

formed in conjunciton with the power of attorney, of every kind and nature, including the power to bring suit against any person or entity that fails or refuses to honor this durable power of attorney, as fully and effectively as the Principal could do if personally present.

3.  The Agent's signature under the authority granted in this power of attorney may be accepted by any third party or organ-

ization with the same force and effect as if the Principal were personally present and acting on the Principal's behalf.  No person or organization that relies on the Agent's authority

shall incur any liability to the Principal, the Principal's

estate, heirs, successors and assigns shall be bound by the

Agent's acts under this power of attorney.

4.  This Power of Attorney shall not be affected by the subsequent incapacity of the Principal.

5.  The Principal does hereby ratify and confirm all that the

Agent shall do, or cause to be done by virtue of this power

of attorney.

6.  The Agent is authorized to make photocopies of this power of attorney and any attached documents as frequently and in such quantity as the Agent deems appropriate.  Each photocopy shall have the same force and effect as the original.

IN WITNESS WHEREOF, the Principal has signed this Limited Power of

Attorney for execution of Securities and Exchange Commission

Documents on September 6, 2002.

/s/ Marc B. Nathanson, Principal